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                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                March 15, 1998


	     RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (SOYLAND) 1993 B-2
	       (Exact name of registrant as specified in its charter)

New York                        33-79328              36-7051620
(State or other jurisdic-  (Commission File         (IRS Employer
 tion of incorporation)          Number)          Identification No.)



National Rural Utilities Cooperative
  Finance Corporation
Woodland Park
2201 Cooperative Way, Herndon, VA                      20171-3025
(Address of principal executive offices)               (ZIP Code)




Registrant's telephone number, including area code:     (703) 709-6700







(Former name or former address, if changed since last report)


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Item 5. Other Events

 In accordance with Section 7.1(a) of the Trust Agreement, a semi-annual report dated March 15, 1998 was sent to certificateholders. A copy of the report appears as an exhibit to this filing.


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Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

	   (c)     Exhibits

		   The following exhibit is filed herewith:

		   21.1    Semi-annual Report to Certificateholders dated
                           March 15, 1998.


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				 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		   NATIONAL RURAL UTILITIES COOPERATIVE
		      FINANCE CORPORATION



		   /s/ Angelo M. Salera, Acting Chief Financial Officer




March 20, 1998



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                           Exhibit Index


(21.1)  Semi-annual Report to Certificateholders dated March 15, 1998.


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To the holders of:

RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (SOYLAND) 1993B-2
CUSIP:  781681 As 0

The following information has been furnished to us, as your Trustee, by National Rural Utilities Cooperative Finance Corporation (the "Servicer"), pursuant to Section 7.1(a) of the Trust Agreement dated October 6, 1994.


                Certificate Payment Date:           March 15, 1998

                Distribution Allocable to
                   Principal:                    $            0.00

		Distribution Allocable to
                   Interest:                     $    1,837,000.00

                Fees Distributed to Servicer     $       17,600.00

		Principal Balance of Certifi-
                        cates Outstanding:       $   44,000,000.00


No delinquency in payment under either the Note or the Guarantee has occurred and no Event of Servicing Termination, or, to the best of the Servicer's knowledge, event that with notice or lapse of time or both would become an Event of Servicing Termination, has occurred and is continuing.

I, the undersigned, do hereby certify that I am a Responsible Officer of National Rural Utilities Cooperative Finance Corporation, and as such officer, I further certify that to the best of my knowledge and belief, the Semiannual Report is complete and accurate.

		   NATIONAL RURAL UTILITIES COOPERATIVE
		      FINANCE CORPORATION

                   \s\ Steven L. Lilly


                   Chief Financial Officer